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                                                                    EXHIBIT 10.7

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PERSONAL CHOICE
PROGRAM

IN RECOGNITION OF YOUR
LEADERSHIP
-----------------------------


Vlasic Foods International depends on you for a great many things. Our shareowners look to you to guide the Company through increasingly challenging times. Your employees count on you to set the direction, tone, and example for how we do business. All of this takes time and dedication.

To reward you for your contributions to the Company, Vlasic offers Personal Choice. It signals the Company's appreciation for your leadership and commitment, and is designed to help you make your life a little easier to manage.

This brochure offers a brief description of what Personal Choice offers and how it works. Please spend a few minutes reviewing the information, then take advantage of the Program by doing something special for yourself or your family.


PROGRAM OVERVIEW
-----------------------------

Personal Choice is a special program that is available only to the executive team of Vlasic Foods International at Levels 40 and above. Your participation in the Program is a reflection of your key position in the Company and all the unique challenges that come with it.

Personal Choice provides you with supplemental compensation above and beyond all other compensation you receive as a Vlasic executive. The amount of supplemental compensation that you are awarded depends on your position and level of responsibility.

FLEXIBILITY AND EASE OF
ADMINISTRATION ARE KEY
-----------------------------

Personal Choice gives you the flexibility to choose how your supplemental compensation is spent. Under this approach, you tailor the program to fit your lifestyle, preferences, and needs. In this way, the Company's contribution is applied toward those items that you and your family value most.

Personal Choice requires no receipts or paperwork on your part. You will simply receive payments in quarterly installments.

You may use your Personal Choice payment for any personal expenditure(s) you choose. A menu of sample expenditures are shown on the following page.


PERSONAL CHOICE
PROGRAM - SAMPLE MENU
-----------------------------


-  Auto Purchase or Lease

-  Auto Security System

-  Childcare (You may also want to take
advantage of Vlasic's Dependent Care
Spending Account benefit.)

-  Dining/University Club

-  Exercise Equipment

-  Financial Planning or Tax Preparation

-  Health/Fitness Consultant or Club
Membership

-  Home Computers

-  Home or Lawn Maintenance Services

-  Legal Services

-  Personal Excess Liability Insurance

-  Residential Security System or Service
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-  Spousal/Family Club Memberships


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YOUR PERSONAL CHOICE
PAYMENTS
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Timing:

In the middle of each fiscal quarter (mid-September, mid-December, mid-March and mid-June), the Company will make a lump-sum payment to you equal to 25% of your Personal Choice annual award. These payments will be net of the applicable tax withholdings.


Taxes:

The Personal Choice payment you will receive each quarter is taxable, which means that according to current tax law:

- The gross amount of your payments will be included as taxable income on your W-2 statement each year, and

- Your actual payments will be net of tax withholdings, including 28% federal (the supplemental rate), as well as the applicable state and local taxes.

(Keep in mind: Certain amounts may be deductible on your income return for the year in which you pay them - for example, the amount you pay for income tax preparation.)


IF YOUR ASSIGNMENT CHANGES
-----------------------------
If you are already a participant in the Program and your level changes or if you become newly eligible for participation, your payment will be prorated according to the date your status changes (rounded to the nearest month).

If you retire or terminate during the year, your last payment under the Program will be prorated according to your date of termination (rounded to the nearest month).

Note: Your Personal Choice payments are not included as compensation in the calculation of pensionable earnings or any other pay-related benefits.


IF YOU HAVE QUESTIONS
-----------------------------
If you have questions at any time about the Personal Choice Program, please contact the Vlasic Compensation Department.


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The material in this brochure is presented to you by Vlasic Foods International for informational purposes only. It is designed to help you understand the Personal Choice supplemental compensation program for Vlasic Foods International executives, but it creates no contract or binding obligation between you and Vlasic Foods International. The final decision as to your eligibility for Personal Choice is at the discretion of Vlasic Foods International. The Program is subject to change from time to time, and may be discontinued at any time, at the sole discretion of the Company.







                                    PERSONAL
                                     CHOICE






                                A SPECIAL PROGRAM

                                 FOR EXECUTIVES


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